Exhibit 10.1

621 NW 53rd Street

Suite 500

Boca Raton, FL 33487

April 7, 2025

To: James Cabral

Dear James,

It is my pleasure, on behalf of Springbig Inc., to offer you the position of Chief Commercial Officer.

You will be reporting to Jaret Christopher, CEO, and will be based Remotely.

James, the terms of the offer are as follows:

●	Start date will be Monday, April 21, 2025 .

●	Annual salary will be $275,000 paid semi-monthly plus a variable performance-based compensation structure to be determined.

●	Medical and Dental plans are available the first day of the following month, after thirty (30) days of continuous employment.

●	Disability and Life Insurance are available the first day of the following month, after thirty (30) days of continuous employment.

●	401K plan enrollment is available the first day of the following month, after thirty (30) days of continuous employment.

●	You will be eligible for unlimited PTO days, subject to manager approval.

●	You will be subject to a 90 day “You Fit/We Fit Period”, where we will monitor your progress in the role.

We sincerely believe you will find your new position both challenging and rewarding. We are looking forward to you becoming a part of the Springbig team. This offer is contingent upon:

●	Successful completion of a reference check and background check.

●	You are able to provide legal documentation allowing you to work in the United States.

Please return a signed copy of this letter and background check authorization form to indicate your official acceptance.

Sincerely,

/s/ Erik Freitas
Erik Freitas
Director of HR & Benefits

/s/ James Cabral	4/8/2025
Signature of Applicant	Date